Exhibit 99.2

CONTACTS:	Travis Parsons
	Director Investor Relations Numerical Technologies Phone: (408) 273-4391 Fax: (408) 919-1920 E-mail: tparsons@numeritech.com	Jane Evans-Ryan Account Director MCA Phone: (650) 968-8900 Fax: (650) 968-8990 E-mail: jryan@mcapr.com

FOR IMMEDIATE RELEASE

NUMERICAL TECHNOLOGIES REPORTS OPERATING RESULTS
FOR FOURTH QUARTER AND FISCAL YEAR 2002

Numerical Reports Eleventh Consecutive Quarter of Positive Cash Flow

SAN JOSE, Calif., January 15, 2003—Numerical Technologies, Inc. (Nasdaq: NMTC) today announced its financial results for the fourth quarter and fiscal year of 2002. Quarterly revenues were $11.2 million, a decrease of 21 percent compared with the fourth quarter of 2001, and a decrease of 2 percent from the previous quarter. Net loss for the quarter was $3.7 million, or a net loss of $0.11 per share, compared with a net loss of $8.9 million, or a net loss of $0.28 per share, for the same quarter last year. For the third quarter of 2002, net loss was $1.9 million, or a net loss of $0.06 per share.

Excluding non-cash charges associated with acquisition-related costs, stock-based compensation charges and depreciation charges, pro forma net income for the quarter was $323,000, or $0.01 per share on a fully diluted basis, compared with pro forma net income of $2.5 million, or $0.08 per share on a fully diluted basis, for the same quarter last year, and pro forma net income of $488,000, or $0.01 per share on a fully diluted basis, last quarter.

Revenue for the fiscal year 2002 was $46.8 million, a decrease of 5 percent from the prior year. Net loss for the year was $65.2 million, or a net loss of $2.01 per share, compared with a net loss of $53.4 million, or a net loss of $1.76 per share, for last year. Excluding non-cash charges associated with acquisition-related costs, deferred stock compensation charges and depreciation charges, the pro forma net income for fiscal year 2002 was $2.7 million, or $0.08 per share on a fully dilutive basis, compared with a pro forma net income of $6.2 million, or $0.18 per share in the prior year. On a pro forma basis, the company delivered a pre-tax profit of more than $4.5 million, or 10 percent of revenue.

“We are pleased to state that we finished 2002 in line with our previous guidance,” stated Naren Gupta, interim president and chief executive officer of Numerical Technologies, Inc. “We increased our cash position, successfully renewed production license agreements for our phase-shifting technology with Motorola and UMC, and signed a new production license agreement with Samsung.”

-more-

On January 14, 2003, a lawsuit was filed against the company and its board of directors in the Superior Court for Santa Clara County, Calif. The lawsuit purports to be brought as a class action on behalf of the company’s shareholders. The lawsuit alleges that the directors breached their fiduciary duties by approving the terms of the proposed acquisition of the company’s stock by Synopsys. The lawsuit seeks an injunction preventing the closing of the acquisition, along with other injunctive relief. The company believes the lawsuit is without merit and intends to vigorously contest it.

The company will discuss these results in a conference call at 5 p.m. EST/2 p.m. PST today. The call may also be accessed on the Web at http://ir.numeritech.com/. A replay of the conference call will be hosted for five business days, beginning at 10:00 p.m. EST/7:00 p.m. PST, Wednesday, January 15, 2003, at http://ir.numeritech.com/, or may be accessed by dialing (719) 457-0820 and using the access code 676739.

About Numerical:

Numerical Technologies, Inc., the world’s leading provider of subwavelength lithography-enabling technology, develops and markets proprietary technology, software tools and services that enable the production of subwavelength integrated circuits (ICs)—ICs with feature sizes that are smaller than the wavelength of light used to create circuit patterns on silicon. Numerical’s products and industry alliances form a comprehensive design-to-silicon solution that enables the creation of smaller, faster and more power-efficient ICs using available manufacturing equipment. Numerical’s customers include the world’s top semiconductor companies, design automation tool vendors, semiconductor equipment suppliers and photomask manufacturers. Additional information about the company is available on the Web at http://www.numeritech.com

NUMERICAL TECHNOLOGIES, INC.
BALANCE SHEETS
(in thousands)
(Unaudited)

	December 31, 2002	December 31, 2001
ASSETS
Current assets:
Cash	$42,945	$38,964
Short-term investments	35,839	28,627
Accounts receivable	3,658	7,125
Deferred tax asset	—	4,110
Prepaid and other	2,061	1,494

Total current assets	84,503	80,320
Property and equipment, net	2,922	2,885
Goodwill	53,909	108,667
Other intangible assets	10,161	20,077
Other assets	314	113

	$151,809	$212,062

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,216	$2,041
Accrued expenses and other liabilities	5,927	4,446
Deferred revenue	10,480	9,034

Total current liabilities	18,623	15,521

Deferred tax liability	—	7,354

Stockholders’ equity:
Common stock	3	3
Additional paid in capital	322,933	319,544
Receivable from stockholders	(3,563)	(4,163)
Deferred stock-based compensation	(1,809)	(7,013)
Accumulated deficit	(184,378)	(119,184)

Total stockholders’ equity	133,186	189,187

	$151,809	$212,062

NUMERICAL TECHNOLOGIES, INC.
PRO FORMA STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended			Year Ended
	December 31, 2002	September 30, 2002	December 31, 2001	December 31, 2002	December 31, 2001
Revenue	$11,190	$11,379	14,185	$46,751	$49,032

Costs and expenses:
Cost of revenue	904	1,187	1,041	3,933	4,335
Research and development	4,740	4,502	4,398	18,159	16,178
Sales and marketing	3,403	3,157	3,248	14,078	14,064
General and administrative	1,959	2,132	1,713	7,687	6,792

Total costs and expenses	11,006	10,978	10,400	43,857	41,369

Income from operations	184	401	3,785	2,894	7,663
Other income, net	355	412	382	1,606	2,620

Income before provision for income taxes	539	813	$4,167	4,500	10,283
Pro forma provision for income taxes	216	325	$1,667	1,800	4,113

Pro forma net income	$323	$488	$2,500	2,700	$6,170

Pro forma net income per share
Basic	$0.01	$0.01	$0.08	$0.08	$0.20

Diluted	$0.01	$0.01	$0.07	$0.08	$0.18

Weighted average number of shares outstanding:
Basic	32,817	32,558	31,207	32,366	30,445

Diluted	34,414	34,248	35,150	34,958	34,655

Notes:

1.
Pro forma net income shown above excludes the effect of non-cash items including 1) amortization of acquisition related intangibles (including goodwill prior to December 31, 2001) of $1.3 million, $1.3 million and $11.7 million in the three months ended December 31, 2002, September 30, 2002, and December 31, 2001, respectively, and $5.8 million and $47.0 million in the year ended December 31, 2002 and December 31, 2001, respectively; 2) impairment of goodwill and other intangibles of $57.3 million in the year ended December 31, 2002; 3) deferred stock-based compensation of $1.7 million, $1.1 million and $1.1 million in the three months ended December 31, 2002, September 30, 2002, and December 31, 2001, respectively, and $5.8 million and $15.9 million in the year ended December 31, 2002 and December 31, 2001, respectively; 4) depreciation expense of $501,000, $516,000 and $486,000 in the three months ended December 31, 2002, September 30, 2002, and December 31, 2001, respectively, and $2.1 million and $1.9 million in the year ended December 31, 2002 and December 31, 2001, respectively.

2.	An effective tax rate of 40% is being used for pro forma reporting.

3.	This pro forma information is not prepared in accordance with generally accepted accounting principles.

4.	A reconciliation from pro forma income before provision for income taxes to the reported GAAP results is shown in the next table.

NUMERICAL TECHNOLOGIES, INC.
RECONCILIATION OF PRO FORMA INCOME BEFORE PROVISION FOR INCOME TAXES TO REPORTED GAAP RESULTS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended			Year Ended
	December 31, 2002	September 30, 2002	December 31, 2001	December 31, 2002	December 31, 2001
Pro forma income before provision for income taxes	$539	$813	$4,167	$4,500	$10,283
Amortization of intangible assets	1,286	1,286	11,710	5,797	47,043
Impairment of goodwill and other intangibles	—	—	—	57,312	—
Stock-based compensation	1,740	1,137	1,104	5,765	15,856
Depreciation	501	516	486	2,054	1,907

Loss before provision for income taxes	(2,988)	(2,126)	(9,133)	(66,428)	(54,523)
Benefit from (provision for) income taxes	(704)	229	250	1,234	1,090

Net loss	(3,692)	$(1,897)	(8,883)	$(65,194)	$(53,433)

Net loss per common share, basic and diluted	$(0.11)	$(0.06)	$(0.28)	$(2.01)	$(1.76)

Weighted average common shares, basic and diluted	32,817	32,558	31,207	32,366	30,445

NUMERICAL TECHNOLOGIES, INC.
STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended			Year Ended
	December 31, 2002	September 30, 2002	December 31, 2001	December 31, 2002	December 31, 2001
Revenue	$11,190	$11,379	14,185	$46,751	$49,032

Costs and expenses:
Cost of revenue	904	1,187	1,041	3,933	4,335
Research and development	4,740	4,502	4,398	18,159	16,178
Sales and marketing	3,403	3,157	3,248	14,078	14,064
General and administrative	1,959	2,132	1,713	7,687	6,792
Amortization and depreciation	1,787	1,802	12,196	7,851	48,950
Impairment of goodwill and other intangibles	—	—	—	57,312	—
Stock-based compensation (*)	1,740	1,137	1,104	5,765	15,856

Total costs and expenses	14,533	13,917	23,700	114,785	106,175

Loss from operations	(3,343)	(2,538)	(9,515)	(68,034)	(57,143)
Other income, net	355	412	382	1,606	2,620

Loss before provision for income taxes	(2,988)	(2,126)	(9,133)	(66,428)	(54,523)
Benefit from (provision for) income taxes	(704)	229	250	1,234	1,090

Net loss	$(3,692)	$(1,897)	$(8,883)	$(65,194)	$(53,433)

Net loss per common share, basic and diluted	$(0.11)	$(0.06)	$(0.28)	$(2.01)	$(1.76)

Weighted average common shares, basic and diluted	32,817	32,558	31,207	32,366	30,445

(*) Stock-based compensation
Cost of revenue	$41	$85	$109	$308	$813
Research and development	509	450	(656)	2,310	7,344
Sales and marketing	192	238	1,071	850	4,654
General and administrative	998	364	580	2,297	3,045

	$1,740	$1,137	$1,104	$5,765	$15,856